Exhibit 99.1

Press Release For immediate release Jack Bateman, Investor Relations 404-439-3323

Invesco Mortgage Capital Inc. Reports Second Quarter 2021 Financial Results
Atlanta - August 4, 2021 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended June 30, 2021.
•Net loss per common share of $0.34 compared to $0.09 in Q1 2021
•Earnings available for distribution per common share* (formerly core earnings per common share) of $0.10 compared to $0.11 in Q1 2021
•Common stock dividend of $0.09 per common share compared to $0.09 per common share in Q1 2021
•Book value per common share** of $3.21 compared to $3.65 at Q1 2021
•Economic return*** of (9.6%) compared to (3.1%) in Q1 2021

Update from John Anzalone, Chief Executive Officer

“We are pleased to announce earnings available for distribution of $0.10 per common share for the second quarter of 2021. Earnings available for distribution continues to be supported by strong dollar rolls, relatively slow prepayment speeds on our specified pool collateral and increased returns on equity on new investments. During the quarter, we made progress in re-balancing our capital structure by redeeming $140.0 million of our Series A Preferred Stock and raising $145.9 million of common equity. At quarter-end, almost all of our $8.7 billion investment portfolio was invested in Agency residential mortgage-backed securities (“Agency RMBS”), and we maintained a sizeable balance of unrestricted cash and unencumbered investments totaling $651.1 million.

“Agency RMBS sharply underperformed during the second quarter, as continued strong demand from the Federal Reserve was more than offset by elevated net supply, reduced demand from commercial banks, increased prepayment concerns and an anticipation that the Federal Reserve’s timeline for reducing purchases could be accelerated. This underperformance resulted in a 12.1% decrease in book value per common share and a (9.6%) economic return for the quarter. While wider spreads on our target assets continue to support the earnings power of the portfolio, the headwinds that mortgages faced during the second quarter largely remain intact.”

* Earnings available for distribution (and by calculation, earnings available for distribution per common share) is a non-Generally Accepted Accounting Principles ("GAAP") financial measure. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measure.
** Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's preferred stock ($155.0 million and $287.5 million for Series B and Series C Preferred Stock as of June 30, 2021, respectively, and $140.0 million, $155.0 million and $287.5 million for Series A, Series B and Series C Preferred Stock as of March 31, 2021, respectively); divided by total common shares outstanding.
*** Economic return for the quarter ended June 30, 2021 is defined as the change in book value per common share from March 31, 2021 to June 30, 2021 of ($0.44); plus dividends declared of $0.09 per common share; divided by the March 31, 2021 book value per common share of $3.65. Economic return for quarter ended March 31, 2021 is defined as the change in book value per common share from December 31, 2020 to March 31, 2021 of ($0.21); plus dividends declared of $0.09 per common share; divided by the December 31, 2020 book value per common share of $3.86.

1

Key performance indicators for the quarters ended June 30, 2021 and March 31, 2021 are summarized in the table below.

($ in millions, except share amounts)	Q2 ‘21	Q1 ‘21	Variance
Average Balances	(unaudited)	(unaudited)
Average earning assets (at amortized cost)	$8,829.1	$9,330.1	($501.0)
Average borrowings	$7,945.9	$8,347.4	($401.5)
Average stockholders' equity*	$1,235.3	$1,184.8	$50.5

U.S. GAAP Financial Measures
Total interest income	$43.2	$40.0	$3.2
Total interest expense	($3.2)	($1.7)	($1.5)
Net interest income	$46.3	$41.7	$4.6
Total expenses	$7.6	$6.9	$0.7
Net income (loss) attributable to common stockholders	($88.3)	($20.4)	($67.9)

Average earning asset yields	1.96%	1.72%	0.24%
Average cost of funds	(0.16%)	(0.08%)	(0.08%)
Average net interest rate margin	2.12%	1.80%	0.32%

Period-end weighted average asset yields**	2.12%	1.97%	0.15%
Period-end weighted average cost of funds	0.10%	0.15%	(0.05%)
Period-end weighted average net interest rate margin	2.02%	1.82%	0.20%

Book value per common share***	$3.21	$3.65	($0.44)
Earnings (loss) per common share (basic)	($0.34)	($0.09)	($0.25)
Earnings (loss) per common share (diluted)	($0.34)	($0.09)	($0.25)
Debt-to-equity ratio	5.7	x	5.6	x	0.1	x

Non-GAAP Financial Measures****
Earnings available for distribution	$25.0	$25.2	($0.2)
Effective interest income	$43.2	$40.0	$3.2
Effective interest expense	$6.8	$8.3	($1.5)
Effective net interest income	$36.3	$31.8	$4.5

Effective yield	1.96%	1.72%	0.24%
Effective cost of funds	0.34%	0.40%	(0.06%)
Effective interest rate margin	1.62%	1.32%	0.30%

Earnings available for distribution per common share	$0.10	$0.11	($0.01)
Economic debt-to-equity ratio	6.8	x	6.6	x	0.2x
* Average stockholders' equity is calculated based on the weighted month-end balance of total stockholders' equity excluding equity attributable to preferred stockholders.
** Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
*** Book value per common share is calculated as total stockholders' equity less the liquidation preference of the Company's preferred stock ($155.0 million and $287.5 million for Series B and Series C Preferred Stock as of June 30, 2021, respectively, and $140.0 million, $155.0 million and $287.5 million for Series A, Series B and Series C Preferred Stock as of March 31, 2021, respectively); divided by total common shares outstanding.
**** Earnings available for distribution (and by calculation, earnings available for distribution per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and economic debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Financial Summary
Net loss attributable to common stockholders for the second quarter of 2021 was $88.3 million compared to net loss attributable to common stockholders of $20.4 million for the first quarter of 2021. Net loss attributable to common stockholders during the second quarter of 2021 was primarily driven by a $186.3 million net loss on derivatives and $14.6 million of preferred dividends, partially offset by a $72.6 million net gain on investments and $43.2 million of interest income.
Commencing with the second quarter of 2021, the Company changed the title of its non-GAAP measure of core earnings (and by calculation, core earnings per common share), to earnings available for distribution (and by calculation, earnings available for distribution per common share) to clarify what the measure presents. The adjustments made to reconcile net income (loss) attributable to common stockholders to earnings available for distribution are identical to those adjustments that the Company previously made to determine core earnings.
Earnings available for distribution was $25.0 million for the second quarter of 2021 compared to $25.2 million for the first quarter of 2021. Earnings available for distribution was negatively impacted during the second quarter of 2021 by a $4.7 million deemed dividend for issuance and redemption costs of the Company's Series A Preferred Stock that was partially offset by a $4.5 million increase in effective net interest income. As previously announced, the Company redeemed its Series A Preferred Stock during the second quarter of 2021 at par. The Company used proceeds from the issuance of $145.9 million of common stock during the second quarter of 2021 to redeem its Series A Preferred Stock.
Book value per common share for the second quarter of 2021 decreased 12.1% to $3.21 compared to the first quarter of 2021 as a sharp decline in long term interest rates resulted in Agency RMBS underperforming interest rate swap hedges during the quarter. The Agency RMBS sector performed poorly during the second quarter, as net supply was elevated, commercial bank demand declined and the potential for an earlier than expected tapering of the Federal Reserve’s MBS purchase program increased. The benchmark 10 year U.S. Treasury rate declined 27 basis points to 1.47%.
Total average earning assets decreased to $8.8 billion in the second quarter of 2021 from $9.3 billion in the first quarter of 2021, and total average borrowings decreased to $7.9 billion in the second quarter of 2021 from $8.3 billion in the first quarter of 2021. Average earning assets and average borrowings decreased during the second quarter of 2021 as the Company actively managed leverage.
Average net interest rate margin increased 32 basis points to 2.12% in the second quarter of 2021 compared to the first quarter of 2021 primarily due to higher average earning asset yields. Average earning asset yields increased 24 basis points to 1.96% in the second quarter of 2021 compared to the first quarter of 2021 primarily due to the Company's rotation into higher yielding Agency RMBS. The Company's Agency RMBS portfolio consists of 2.0% to 3.0% coupon 30 year fixed-rate securities as of June 30, 2021. Average cost of funds was (0.16%) in the second quarter of 2021 compared to (0.08%) during the first quarter of 2021. The decrease in average cost of funds during the second quarter of 2021 was primarily due to lower repurchase agreement borrowings rates.
The Company's debt-to-equity ratio was 5.7x as of June 30, 2021 compared to 5.6x as of March 31, 2021. The Company's economic debt-to-equity ratio was 6.8x as of June 30, 2021 compared to 6.6x as of March 31, 2021.
Total expenses for the second quarter of 2021 increased to approximately $7.6 million compared to $6.9 million for the first quarter of 2021 primarily due to higher management and professional fees. The ratio of annualized total expenses to average stockholders' equity* increased to 2.46% in the second quarter of 2021 from 2.32% in the first quarter of 2021.
As previously announced on June 23, 2021, the Company declared a common stock dividend of $0.09 per share paid on July 27, 2021 to its stockholders of record as of July 6, 2021. The Company declared the following dividends on August 3, 2021: a Series B Preferred Stock dividend of $0.4844 per share payable on September 27, 2021 to its stockholders of record as of September 5, 2021 and a Series C Preferred Stock dividend of $0.46875 per share payable on September 27, 2021 to its stockholders of record as of September 5, 2021.

* The ratio of annualized total expenses to average stockholders' equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average stockholders' equity.

3

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, August 5, 2021, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco

An audio replay will be available until 5:00 pm ET on August 19, 2021 by calling:

800-839-5154 (North America) or 1-203-369-3358 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the ongoing spread and the economic and operational impact of the COVID-19 pandemic, the market for our target assets, our financial performance, including our earnings available for distribution, economic return, comprehensive income and changes in our book value, our intention and ability to pay dividends, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Jack Bateman, 404-439-3323

4

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands, except share amounts	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Interest income
Mortgage-backed and credit risk transfer securities	42,634	39,434	29,628	82,068	215,164
Commercial and other loans	520	576	545	1,096	1,708
Total interest income	43,154	40,010	30,173	83,164	216,872
Interest expense
Repurchase agreements (1)	(3,177)	(1,660)	(1,270)	(4,837)	77,772
Secured loans	—	—	1,712	—	8,358
Total interest expense	(3,177)	(1,660)	442	(4,837)	86,130
Net interest income	46,331	41,670	29,731	88,001	130,742

Other income (loss)
Gain (loss) on investments, net	72,620	(331,857)	(306,366)	(259,237)	(1,061,849)
(Increase) decrease in provision for credit losses	830	938	—	1,768	—
Equity in earnings (losses) of unconsolidated ventures	331	(94)	318	237	488
Gain (loss) on derivative instruments, net	(186,284)	286,961	(343)	100,677	(911,122)
Realized and unrealized credit derivative income (loss), net	—	—	(2,738)	—	(35,790)
Net gain (loss) on extinguishment of debt	—	—	3,701	—	(1,107)
Other investment income (loss), net	16	(16)	731	—	1,534
Total other income (loss)	(112,487)	(44,068)	(304,697)	(156,555)	(2,007,846)
Expenses
Management fee – related party	5,455	4,884	9,793	10,339	20,746
General and administrative	2,147	1,993	4,080	4,140	7,181
Total expenses	7,602	6,877	13,873	14,479	27,927
Net income (loss) attributable to Invesco Mortgage Capital Inc.	(73,758)	(9,275)	(288,839)	(83,033)	(1,905,031)
Dividends to preferred stockholders	9,900	11,107	11,106	21,007	22,213
Issuance and redemption costs of redeemed preferred stock	4,682	—	—	4,682	—
Net income (loss) attributable to common stockholders	(88,340)	(20,382)	(299,945)	(108,722)	(1,927,244)
Net income (loss) per share:
Net income (loss) attributable to common stockholders
Basic	(0.34)	(0.09)	(1.80)	(0.45)	(11.91)
Diluted	(0.34)	(0.09)	(1.80)	(0.45)	(11.91)
(1)Periods with negative interest expense on repurchase agreements are due to amortization of net deferred gains on de-designated interest rate swaps that exceeds current period interest expense on repurchase agreements. For further information on amortization of amounts classified in accumulated other comprehensive income before the Company discontinued hedge accounting, see Note 8 and Note 12 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

5

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income (loss)	(73,758)	(9,275)	(288,839)	(83,033)	(1,905,031)
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	1,155	981	(53,271)	2,136	(239,876)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	—	—	34,782	—	71,739
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(5,429)	(5,368)	(4,503)	(10,797)	(14,570)
Currency translation adjustments on investment in unconsolidated venture	(632)	609	(388)	(23)	92
Total other comprehensive income (loss)	(4,906)	(3,778)	(23,380)	(8,684)	(182,615)
Comprehensive income (loss)	(78,664)	(13,053)	(312,219)	(91,717)	(2,087,646)
Less: Dividends to preferred stockholders	(9,900)	(11,107)	(11,106)	(21,007)	(22,213)
Less: Issuance and redemption costs of redeemed preferred stock	(4,682)	—	—	(4,682)	—
Comprehensive income (loss) attributable to common stockholders	(93,246)	(24,160)	(323,325)	(117,406)	(2,109,859)

6

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
$ in thousands, except share amounts	June 30, 2021	December 31, 2020
ASSETS
Mortgage-backed securities, at fair value (including pledged securities of $8,248,952 and $7,614,935, respectively; net of allowance for credit losses of $1,768 as of December 31, 2020)	8,730,663	8,172,182
Cash and cash equivalents	134,664	148,011
Restricted cash	353,386	244,573
Due from counterparties	300	1,078
Investment related receivable	17,809	15,840
Derivative assets, at fair value	4,417	10,004
Other assets	35,461	41,163
Total assets	9,276,700	8,632,851
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Repurchase agreements	7,851,204	7,228,699
Derivative liabilities, at fair value	17,262	6,344
Dividends payable	26,071	18,970
Investment related payable	274	274
Accrued interest payable	377	823
Collateral held payable	310	3,546
Accounts payable and accrued expenses	1,759	1,448
Due to affiliate	6,064	5,589
Total liabilities	7,903,321	7,265,693
Commitments and contingencies (See Note 14) (1)
Stockholders' equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: no shares and 5,600,000 shares issued and outstanding, respectively ($140,000 aggregate liquidation preference as of December 31, 2020)	—	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 289,680,760 and 203,222,108 shares issued and outstanding, respectively	2,897	2,032
Additional paid in capital	3,693,917	3,387,552
Accumulated other comprehensive income	49,921	58,605
Retained earnings (distributions in excess of earnings)	(2,801,324)	(2,644,355)
Total stockholders’ equity	1,373,379	1,367,158
Total liabilities and stockholders' equity	9,276,700	8,632,851
(1)See Note 14 of the Company's condensed consolidated financial statements filed in Item 1 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

7

Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:
•earnings available for distribution (and by calculation, earnings available for distribution per common share),
•effective interest income (and by calculation, effective yield),
•effective interest expense (and by calculation, effective cost of funds),
•effective net interest income (and by calculation, effective interest rate margin), and
•economic debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:
•net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),
•total interest income (and by calculation, earning asset yields),
•total interest expense (and by calculation, cost of funds),
•net interest income (and by calculation, net interest rate margin), and
•debt-to-equity ratio.
Commencing with the quarter ended June 30, 2021, the Company changed the title of its non-GAAP measure of core earnings (and by calculation, core earnings per common share) to earnings available for distribution (and by calculation, earnings available for distribution per common share) to clarify what the measure presents. The adjustments made to reconcile net income (loss) attributable to common stockholders to earnings available for distribution are identical to those adjustments that the Company previously made to determine core earnings.
The Company did not present earnings available for distribution for the first half of 2020 or for the year ended December 31, 2020 because earnings available for distribution excluded the material adverse impact of the market disruption caused by the COVID-19 pandemic on the Company's financial condition. In addition, earnings available for distribution for the first half of 2020 and the year ended December 31, 2020 was not indicative of the reduced earnings potential of the Company's current investment portfolio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Earnings Available for Distribution (formerly Core Earnings)
The Company's business objective is to provide attractive risk-adjusted returns to its stockholders, primarily through dividends and secondarily through capital appreciation. The Company uses earnings available for distribution as a measure of its investment portfolio’s ability to generate income for distribution to common stockholders and to evaluate its progress toward meeting this objective. The Company calculates earnings available for distribution as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; TBA dollar roll income; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; and net (gain) loss on extinguishment of debt.
By excluding the gains and losses discussed above, the Company believes the presentation of earnings available for distribution provides a consistent measure of operating performance that investors can use to evaluate its results over multiple reporting periods and, to a certain extent, compare to its peer companies. However, because not all of the Company's peer companies use identical operating performance measures, the Company's presentation of earnings available for distribution may not be comparable to other similarly titled measures used by its peer companies. The Company excludes the impact of gains and losses when calculating earnings available for distribution because (i) when analyzed in conjunction with its U.S. GAAP results,

8

earnings available for distribution provides additional detail of its investment portfolio’s earnings capacity and (ii) gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheets. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the condensed consolidated statements of operations. In addition, certain gains and losses represent one-time events. The Company may add and has added additional reconciling items to its earnings available for distribution calculation as appropriate.
To maintain qualification as a REIT, U.S. federal income tax law generally requires that the Company distribute at least 90% of its REIT taxable income annually, determined without regard to the deduction for dividends paid and excluding net capital gains. The Company has historically distributed at least 100% of its REIT taxable income. Because the Company views earnings available for distribution as a consistent measure of its investment portfolio's ability to generate income for distribution to common stockholders, earnings available for distribution is one metric, but not the exclusive metric, that the Company's board of directors uses to determine the amount, if any, and the payment date of dividends on common stock. However, earnings available for distribution should not be considered as an indication of the Company's taxable income, a guaranty of its ability to pay dividends or as a proxy for the amount of dividends it may pay, as earnings available for distribution excludes certain items that impact its cash needs.
Earnings available for distribution is an incomplete measure of the Company's financial performance and there are other factors that impact the achievement of the Company's business objective. The Company cautions that earnings available for distribution should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or as an indication of amounts available to fund its cash needs.
The table below provides a reconciliation of U.S. GAAP net income (loss) attributable to common stockholders to earnings available for distribution for the following periods:

	Three Months Ended		Six Months Ended
$ in thousands, except per share data	June 30, 2021	March 31, 2021	June 30, 2021
Net income (loss) attributable to common stockholders	(88,340)	(20,382)	(108,722)
Adjustments:
(Gain) loss on investments, net	(72,620)	331,857	259,237
Realized (gain) loss on derivative instruments, net (1)	155,947	(282,250)	(126,303)
Unrealized (gain) loss on derivative instruments, net (1)	25,765	(9,260)	16,505
TBA dollar roll income (2)	9,680	10,545	20,225
(Gain) loss on foreign currency transactions, net (3)	(16)	16	—
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(5,429)	(5,368)	(10,797)
Subtotal	113,327	45,540	158,867
Earnings available for distribution	24,987	25,158	50,145
Basic income (loss) per common share	(0.34)	(0.09)	(0.45)
Earnings available for distribution per common share (5)	0.10	0.11	0.21

9

(1)    U.S. GAAP gain (loss) on derivative instruments, net on the condensed consolidated statements of operations includes the following components:

	Three Months Ended		Six Months Ended
$ in thousands	June 30, 2021	March 31, 2021	June 30, 2021
Realized gain (loss) on derivative instruments, net	(155,947)	282,250	126,303
Unrealized gain (loss) on derivative instruments, net	(25,765)	9,260	(16,505)
Contractual net interest income (expense) on interest rate swaps	(4,572)	(4,549)	(9,121)
Gain (loss) on derivative instruments, net	(186,284)	286,961	100,677

(2)    A TBA dollar roll is a series of derivative transactions where TBAs with the same specified issuer, term and coupon but different settlement dates are simultaneously bought and sold. The TBA settling in the later month typically prices at a discount to the TBA settling in the earlier month. TBA dollar roll income represents the price differential between the TBA price for current month settlement versus the TBA price for forward month settlement. The Company includes TBA dollar roll income in earnings available for distribution because it is the economic equivalent of interest income on the underlying Agency securities, less an implied financing cost, over the forward settlement period. TBA dollar roll income is a component of gain (loss) on derivative instruments, net on the Company's condensed consolidated statements of operations.

(3)     Gain (loss) on foreign currency transactions, net is included in other investment income (loss) net on the condensed consolidated statements of operations.

(4)    U.S. GAAP repurchase agreements interest expense on the condensed consolidated statements of operations includes the following components:

	Three Months Ended		Six Months Ended
$ in thousands	June 30, 2021	March 31, 2021	June 30, 2021
Interest expense on repurchase agreement borrowings	2,252	3,708	5,960
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,429)	(5,368)	(10,797)
Repurchase agreements interest expense	(3,177)	(1,660)	(4,837)

(5)    Earnings available for distribution per common share is equal to earnings available for distribution divided by the basic weighted average number of common shares outstanding.
The table below presents the components of earnings available for distribution:

	Three Months Ended		Six Months Ended
$ in thousands	June 30, 2021	March 31, 2021	June 30, 2021
Effective net interest income (1)	36,330	31,753	68,083
TBA dollar roll income	9,680	10,545	20,225
Equity in earnings (losses) of unconsolidated ventures	331	(94)	237
(Increase) decrease in provision for credit losses	830	938	1,768
Total expenses	(7,602)	(6,877)	(14,479)
Subtotal	39,569	36,265	75,834
Dividends to preferred stockholders	(9,900)	(11,107)	(21,007)
Issuance and redemption costs of redeemed preferred stock	(4,682)	—	(4,682)
Earnings available for distribution	24,987	25,158	50,145
(1)See below for a reconciliation of net interest income to effective net interest income, a non-GAAP measure.

10

Effective Interest Income/Effective Yield/Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
Prior to 2021, the Company calculated effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that was recorded as realized and unrealized credit derivative income (loss), net. The Company included its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest was not accounted for consistently under U.S. GAAP. The Company accounted for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option was recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments was recorded as realized and unrealized credit derivative income (loss). The Company added back GSE CRT embedded derivative coupon interest to its total interest income because the Company considered GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument. Effective interest income was equal to total interest income for the three and six months ended June 30, 2021 because the Company sold all of its GSE CRTs that were accounted for as hybrid financial instruments during 2020.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest income (expense) on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net; amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that was recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provides information that is useful to investors in understanding the Company's borrowing costs and operating performance.

11

The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended
	June 30, 2021		March 31, 2021		June 30, 2020
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	43,154	1.96%	40,010	1.72%	30,173	6.33%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	—	—%	1,127	0.24%
Effective interest income	43,154	1.96%	40,010	1.72%	31,300	6.57%

	Six Months Ended June 30,
	2021		2020
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	83,164	1.83%	216,872	4.39%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	5,845	0.12%
Effective interest income	83,164	1.83%	222,717	4.51%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended
	June 30, 2021		March 31, 2021		June 30, 2020
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	(3,177)	(0.16%)	(1,660)	(0.08%)	442	0.18%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	5,429	0.27%	5,368	0.26%	4,503	1.83%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	4,572	0.23%	4,549	0.22%	—	—%
Effective interest expense	6,824	0.34%	8,257	0.40%	4,945	2.01%

	Six Months Ended June 30,
	2021		2020
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	(4,837)	(0.12%)	86,130	1.97%
Add: Amortization of net deferred gain (loss) on de-designated interest rate swaps	10,797	0.27%	14,570	0.33%
Add (Less): Contractual net interest expense (income) on interest rate swaps recorded as gain (loss) on derivative instruments, net	9,121	0.22%	(11,924)	(0.27%)
Effective interest expense	15,081	0.37%	88,776	2.03%

12

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended
	June 30, 2021		March 31, 2021		June 30, 2020
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	46,331	2.12%	41,670	1.80%	29,731	6.15%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,429)	(0.27%)	(5,368)	(0.26%)	(4,503)	(1.83%)
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	—	—%	1,127	0.24%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(4,572)	(0.23%)	(4,549)	(0.22%)	—	—%
Effective net interest income	36,330	1.62%	31,753	1.32%	26,355	4.56%

	Six Months Ended June 30,
	2021		2020
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	88,001	1.95%	130,742	2.42%
Less: Amortization of net deferred (gain) loss on de-designated interest rate swaps	(10,797)	(0.27%)	(14,570)	(0.33%)
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	—	—%	5,845	0.12%
Add (Less): Contractual net interest income (expense) on interest rate swaps recorded as gain (loss) on derivative instruments, net	(9,121)	(0.22%)	11,924	0.27%
Effective net interest income	68,083	1.46%	133,941	2.48%

13

Economic Debt-to-Equity Ratio
The following tables show the allocation of the Company's stockholders' equity to its target assets, the Company's debt-to-equity ratio, and the Company's economic debt-to-equity ratio as of June 30, 2021 and March 31, 2021. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt to total stockholders' equity.
The Company presents an economic debt-to-equity ratio, a non-GAAP financial measure of leverage that considers the impact of the off-balance sheet financing of its investments in TBAs that are accounted for as derivative instruments under U.S. GAAP. The Company includes its TBAs at implied cost basis in its measure of leverage because a forward contract to acquire Agency RMBS in the TBA market carries similar risks to Agency RMBS purchased in the cash market and funded with on-balance sheet liabilities. Similarly, a contract for the forward sale of Agency RMBS has substantially the same effect as selling the underlying Agency RMBS and reducing the Company's on-balance sheet funding commitments. The Company believes that presenting its economic debt-to-equity ratio, when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding how management evaluates at-risk leverage and gives investors a comparable statistic to those other mortgage REITs who also invest in TBAs and present a similar non-GAAP measure of leverage.
June 30, 2021

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	8,657,030	73,633	8,730,663
Cash and cash equivalents (2)	134,664	—	134,664
Restricted cash (3)	353,386	—	353,386
Derivative assets, at fair value (3)	3,980	437	4,417
Other assets	18,157	35,413	53,570
Total assets	9,167,217	109,483	9,276,700

Repurchase agreements	7,851,204	—	7,851,204
Derivative liabilities, at fair value (3)	17,242	20	17,262
Other liabilities	31,404	3,451	34,855
Total liabilities	7,899,850	3,471	7,903,321

Total stockholders' equity (allocated)	1,267,367	106,012	1,373,379
Debt-to-equity ratio (4)	6.2	—	5.7
Economic debt-to-equity ratio (5)	7.4	—	6.8
(1)Investments in non-Agency CMBS, non-Agency RMBS, a commercial loan and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($1.5 billion as of June 30, 2021) to total stockholders' equity.

14

March 31, 2021

$ in thousands	Agency RMBS	Credit Portfolio (1)	Total
Mortgage-backed securities	8,997,918	101,824	9,099,742
Cash and cash equivalents (2)	198,357	—	198,357
Restricted cash (3)	380,678	—	380,678
Derivative assets, at fair value (3)	16,634	559	17,193
Other assets	30,340	36,526	66,866
Total assets	9,623,927	138,909	9,762,836

Repurchase agreements	8,240,887	—	8,240,887
Derivative liabilities, at fair value (3)	4,273	—	4,273
Other liabilities	31,155	4,589	35,744
Total liabilities	8,276,315	4,589	8,280,904

Total stockholders' equity (allocated)	1,347,612	134,320	1,481,932
Debt-to-equity ratio (4)	6.1	—	5.6
Economic debt-to-equity ratio (5)	7.3	—	6.6
(1)Investments in non-Agency CMBS, non-Agency RMBS, a commercial loan and unconsolidated joint ventures are included in credit portfolio.
(2)Cash and cash equivalents is allocated based on the Company's financing strategy for each asset class.
(3)Restricted cash and derivative assets and liabilities are allocated based on the hedging strategy for each asset class.
(4)Debt-to-equity ratio is calculated as the ratio of total repurchase agreements to total stockholders' equity.
(5)Economic debt-to-equity ratio is calculated as the ratio of total repurchase agreements and TBAs at implied cost basis ($1.5 billion as of March 31, 2021) to total stockholders' equity.

Average Balances
The table below presents information related to the Company's average earning assets, average earning assets yields, average borrowings and average cost of funds for the following periods:

	Three Months Ended			Six Months Ended
$ in thousands	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Average earning assets (1)	8,829,072	9,330,134	1,905,555	9,078,218	9,871,653
Average earning asset yields (2)	1.96%	1.72%	6.33%	1.83%	4.39%

Average borrowings (3)	7,945,877	8,347,354	981,992	8,145,507	8,756,995
Average cost of funds (4)	(0.16%)	(0.08%)	0.18%	(0.12%)	1.97%
(1)Average balances for each period are based on weighted month-end balances.
(2)Average earning asset yields for each period are calculated by dividing interest income, including amortization of premiums and discounts, by average earning assets based on the amortized cost of the investments. All yields are annualized.
(3)Average borrowings for each period are based on weighted month-end balances.
(4)Average cost of funds is calculated by dividing annualized interest expense including amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

15